EXHIBIT 23.6

                           CONSENT OF SOBEL & CO., LLC

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


SOBEL & CO., LLC

By: /s/   MICHAEL LAFORGE
Name: Michael Laforge, C. P. A.
Title: Member

Livingston, New Jersey
May 19, 1998